Delaware
                                                                          PAGE 1

                                 The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA POWER EQUITY CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

          THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

          CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

          CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "GEOTHERMAL POWER, INC." TO "OGDEN POWER EQUITY CORPORATION", FILED THE TWENTY-SIXTH DAY OF JULY, A.D. 1994, AT 12:30 O'CLOCK P.M.

          CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN POWER EQUITY CORPORATION" TO "COVANTA POWER EQUITY CORPORATION", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

          CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-NINTH DAY OF MAY, A.D. 2001, AT 9 O'CLOCK A.M.

          CERTIFICATE OF CORRECTION, FILED THE TWENTY-SECOND DAY OF JUNE, A.D. 2001, AT 9 O'CLOCK A.M.

          CERTIFICATE OF OWNERSHIP, FILED THE FIFTH DAY OF JULY, A.D. 2001, AT 9 O'CLOCK A.M.

          AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

                                       /s/ Harriet Smith Windsor
                                       Harriet Smith Windsor, Secretary of State

2214964 B100H                          AUTHENTICATION: 2951557

040135479                              DATE: 02-25-04

                                    Delaware
                                                                          PAGE 2

                                 The First State


CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       Harriet Smith Windsor, Secretary of State

2214964 B100H                          AUTHENTICATION: 2951557

040135479                              DATE: 02-25-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GEOTHERMAL POWER, INC.

                                    Article I

                               Name of Corporation



         The name of the Corporation is Geothermal Power, Inc.



                                   Article II

                                Registered Office



         The registered office of the Corporation in the State of Delaware shall be at 32 Loockeman SQ. Suite L-l00, City of Dover, County of Kent. The name of its registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.



                                   Article III

                                    Purposes



         The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, provided, however, the Corporation may not engage in any commercial activity other than to acquire and manage either directly or indirectly through one or more other corporations or partnerships an equity interest in a binary geothermal power plant.



                                   Article IV

                                      Stock



         A. The aggregate number of shares which the Corporation is authorized to issue is 1,000 shares of Class A common stock (par value $1.00 each) and 250 shares of Class B common stock (par value $.0l each).

         B. The preferences, limitations and relative rights of the holders of the Corporation's Class A common stock are as follows:

               1. Holders of Class A common stock shall be entitled to nominate and elect all directors of the Corporation except for the one director nominated and elected by the holders of the Corporation's Class B common stock.



               2. The holders of Class A common stock shall be subject to assessment of additional capital funds if the Board of Directors of the Corporation shall have assessed the holders of Class A and Class B common stock on an equal per share (or pro rata) basis to cover any -------- losses of or capital contributions to the partnership in which the Corporation has a direct or indirect interest (presently known as Second Imperial Geothermal Company). This assessment shall be valid and binding regardless of whether the holders of the Corporation's Class B common stock make the election authorized in Article IV, Paragraph B.6(ii) of this Certificate of Incorporation.



         C. The preferences, limitations and relative rights of the holders of the Corporation's Class B common stock are as follows:

               1. Holders of Class B common stock shall not be entitled to vote on any matter presented to the stockholders for a vote pursuant to the General Corporation Law of Delaware or the Certificate of Incorporation or Bylaws of the Corporation except as provided in Article IV, Paragraph B.1 or Article IV, Paragraph 8.4 of this Certificate of Incorporation or as otherwise required by the General Corporation Law of Delaware. Holders of Class B common stock, voting as a class, shall be entitled to (i) to nominate and elect one director of the Corporation, and (ii) to vote on any proposed amendment to Article III of this Certificate of Incorporation.



               2. Holders of Class B common stock shall be entitled to participate on an equal per-share (pro rata) basis with the holders of Class A common stock in any dividends or other distributions to the stockholders of the Corporation.



               3. The Corporation shall redeem all of the outstanding Class B common stock for an aggregate of One Dollar ($1.00) on or within ten days after January 1, 1992 unless prior to that date the partnership in which the Corporation has a direct or indirect interest (presently known as Second Imperial Geothermal Company) has closed on financing (i) to construct a power plant to supply power pursuant to the contract between Second Imperial Geothermal Company and Southern California Edison Company dated April 16, 1985, as amended, together with any extensions, renewals, modifications or restatements thereof or (ii) to acquire the San Diego Gas and Electric Company's binary power plant located on the Heber Geothermal Reservoir in California, provided that the contract between Second Imperial Geothermal Company and Southern California Edison Company dated April 16, 1985, as amended, together with any extensions, renewals, modifications or restatements thereof, has expired or otherwise terminated by December 31, 1991. This Article IV, Paragraph B.3 shall lapse and have no further effect in the event of the closing on such financing.



               4. After December 31, 1994, the Corporation shall have the right, but not the obligation, with the consent of the holders of a majority of the outstanding shares of Class B common stock, to redeem all of the outstanding shares of Class B common stock for cash in an amount equal to the fair market value of the percentage equity interest in the Corporation represented by the Class B common stock.



               5. Shares of Class B common stock, once issued by the Corporation, may not be transferred or sold to anyone other than the Corporation, or ERC Environmental and Energy Services Co., Inc. (ERCE), or without the prior written consent of ERCE, which shall not unreasonably be withheld, to any other party. There shall be no obligation on the part of the Corporation or ERCE to purchase said shares.



               6. Provided that the partnership in which the Corporation has a direct or indirect interest (presently known as Second Imperial Geothermal Company) has closed on financing (i) to construct a power plant to supply power pursuant to the contract between Second Imperial Geothermal Company and Southern California Edison Company dated April 16, 1985, as amended, together with any extensions, renewals, modifications or restatements thereof or (ii) to acquire the San Diego Gas and Electric Company's binary power plant located on the Heber Geothermal Resource in California, the holders of Class B common stock shall be subject to assessment of additional capital funds if:



                    (i) The Board of Directors of the corporation shall have assessed the holders of Class A and Class B common stock on an equal per-share (or pro rata) basis to cover any losses of or capital contributions to the partnership in which the Corporation has a direct or indirect interest (presently known as Second Imperial Geothermal Company); and



                    (ii) The following exemption from said assessment does not apply: the holders of Class B common stock shall be exempt from said assessment if they have surrendered to the Corporation the number of shares equal to the lesser of (A) the number of shares of Class B common stock not paying the assessment, or (B) that number of shares of Class B common stock determined by multiplying (a) a fraction, (1) the numerator of which shall be the number of shares of Class B common stock not paying the assessment times the per-share assessment and (2) the denominator of which shall be the fair market value of that percentage of equity interest which is equal to the percentage of indirect ownership held by the holders of Class B common stock in the partnership in which the Corporation has a direct or indirect interest (presently known as Second Imperial Geothermal Company), which value, exclusively for the purpose of this Article IV, Paragraph B.6(ii) of the Certificate of Incorporation, shall be determined by the Board of Directors, acting in good faith, and said determination shall be conclusive for this purpose, times (b) the number of shares of Class B common stock not paying the assessment.



                    If within thirty days following the date selected by the Board of Directors as the date for payment of any assessment made pursuant to Article IV, Paragraph B.6 of the Certificate of Incorporation, the holder(s) of any Class B common stock have neither paid the assessment nor surrendered the appropriate number of Class B shares required to claim the exemption from such assessment, that number of Class B common stock shares which would have been surrendered to claim the exemption from the assessment shall automatically be cancelled and shall revert to the Corporation as treasury shares.



                                    Article V

                                Preemptive Rights



         Shareholders shall have preemptive rights. No additional shares of Class A common stock shall be issued unless the Corporation shall have first offered to issue to the holders of Class B common stock, on the same terms and conditions as such proposed issuance of Class A common stock, additional shares of Class B common stock in an amount sufficient to permit the holders of the Class B common stock to maintain their percentage interest in the Corporation following such issuance of Class A common stock. In response to such offer, the holders of the Class B common stock may elect to purchase all or any portion of the offered shares. No amendment shall be made to Article IV, Paragraph A, of this Certificate of Incorporation that would result in there being an insufficient number of authorized shares of Class B common stock to comply with this Article V.



                                   Article VI

                         Regulation of Internal Affairs



         Provisions for the regulation of the internal affairs of the Corporation, in addition to those set forth in Article IV of the Certificate of Incorporation, shall be set forth in the Bylaws of the Corporation as they may from time to time be amended.


                                   Article VII

                               Board of Directors

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Directors need not be elected by written ballot unless such a requirement is imposed by the Bylaws of the Corporation.



         B. The initial Board of Directors shall consist of the following persons, whose respective mailing addresses are as follows:

         Name                                           Mailing Address

         J. Mark Elliott 3211 Jermantown Road
                                                        Fairfax, Virginia 22030
         John E. Gray                                   3211 Jermantown Road
                                                        Fairfax, Virginia 22030

         John F. Walter                                 3211 Jermantown Road
                                                        Fairfax, Virginia 22030

                                  Article VIII

                  Provisions for the Management of the Business

         The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the laws of the State of Delaware:



                    a. The Board of Directors is expressly authorized to make, amend and repeal the Bylaws of the Corporation.



                    b. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
                         Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                    c. The Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.



                                   Article IX

                                    Liability



         No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a Director, except for any matter in respect of which such Director shall be liable under
Section 174 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he or she (i) shall have breached his or her duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
(iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce the affect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of Directors, then the liability of each Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.



                                    Article X

                                 Indemnification



         The Corporation shall indemnify each of its officers and directors, whether or not then in office (and his or her personal representative, executor, administrator and heirs) against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which he or she may have been made a party because he or she is or was a director or officer of the Corporation. He or she shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties. The right to indemnity for expenses shall also apply to expenses or suits which are compromised or settled if the court having jurisdiction of the action shall approve such settlement.

         The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled, and shall not be construed as a limitation upon the power of the Corporation to grant indemnity to the full extent permitted by law.



                                   Article XI

                                  Incorporator



        The name and mailing address of the incorporator are as follows:



         Name                                     Mailing Address



         John H. Quinn, Jr.                       1730 K Street, N.W., Suite 700
                                                  Washington, D.C. 20006-3898

        IN WITNESS WHEREOF, the undersigned has made, signed and acknowledged this Certificate of Incorporation this 29th day of November, 1989.

                                                       /s/ John H. Quinn, Jr.
                                                       John H. Quinn, Jr.

                                    AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GEOTHERMAL POWER. INC.


Geothermal Power, Inc.. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:



That the Corporation amend its Certificate of Incorporation as follows:



                                    Article I

                               Name of Corporation



The name of the corporation is Ogden Power Equity Corporation.



IN WITNESS WHEREOF, Geothermal Power, Inc. has caused this Amendment to be signed by its duly authorized officers, this 15th day of July, 1994.



                                                GEOTHERMAL POWER, INC.





                                                /s/ John F. Walter
                                                John F. Walter, Vice President



                                                ATTEST:



                                                /s/ Sharon G. Province
                                                Sharon G. Province, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION



                                       OF



                         OGDEN POWER EQUITY CORPORATION





It is hereby certified that:



                  1. The name of the corporation (hereinafter the "corporation") is OGDEN POWER EQUITY CORPORATION.



                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:



                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA POWER EQUITY CORPORATION



                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.





                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March 2001.


                                                     /s/ Patricia Collin
                                                     Name:  Patricia Collins
                                                     Title: Asst. Secretary


     STATE OF DELAWARE
     SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/20O1
     010126399 - 2214964



                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 05/29/2001
                                                     010253929 - 2214964


                       CERTIFICATE OF OWNERSHIP AND MERGER



                                       OF



                     Ogden Energy Channelview Holdings, Inc.

                               SIGC Holdings, Inc.



                             (Delaware corporations)



                                      INTO



                        Covanta Power Equity Corporation



                            (a Delaware corporation)



                 It is hereby certified that:



                  1. Covanta Power Equity Corporation hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.



                  2. The Corporation is the owner of all of the outstanding shares of each class of the stock Ogden Energy Channelview Holdings, Inc. and SIGC Holdings. Inc. which is also a business corporation of the State of Delaware.



                  3. On April 30, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge Ogden Energy Channelview Holdings, Inc. and SIGC Holdings, Inc. into the Corporation:



                    RESOLVED that Ogden Energy Channelview Holdings, Inc. and SIGC Holdings, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Ogden Energy Channelview Holdings, Inc. and SIGC Holdings, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Energy Channelview Holdings, Inc. and SIGC Holdings, Inc. in its name.



                    RESOLVED that this Corporation shall assume all of the obligations of Ogden Energy Channelview Holdings, Inc. and SIGC Holdings, Inc.



                    RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the law; of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.



                    RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be upon filing.



Executed on May 16, 2001



                                            Covanta Power Equity Corporation



                                            By:   /s/ Jeffrey R. Horowitz
                                                  -----------------------
                                                  Jeffrey R. Horowitz, Secretary

                          CERTIFICATE OF CORRECTION OF

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                     OGDEN ENERGY CHANNELVIEW HOLDINGS, INC.

It is hereby certified tint:

                  1. The name of the corporation (hereinafter called the "corporation") is Ogden Energy Channelview Holdings, Inc.

                  2. The Certificate of Ownership and Merger of the corporation, which was filed by the Secretary of State of Delaware on May 29, 2001, is hereby corrected.

                  3. The inaccuracy to be corrected in said instrument is as follows: The corporation as a parent company was merged prior to its subsidiary.

                  4. The portion of the instrument in corrected form is as follows: Ogden Energy Channelview Holdings, Inc. should not be extinguished.



Signed on June 8, 2001

                                                  /s/ Bruce W. Stone
                                                  ------------------
                                                  Bruce W. Stone, Executive Vice
                                                  President

       STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 09:00 AM 06/22/2001
      010303410 - 2214964

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 07/05/2001
                                                         010323403 -  2214964



                       CERTIFICATE OF OWNERSHIP AND MERGER


                                       OF


                     Ogden Energy Channelview Holdings, Inc.


                             (Delaware corporations)


                                      INTO


                        Covanta Power Equity Corporation

                            (a Delaware corporation)


                 It is hereby certified that:


                  1. Covanta Power Equity Corporation hereinafter sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

                  2. The Corporation is the owner of all of the outstanding shares of each class of the stock Ogden Energy Channelview Holdings, Inc. which is also a business corporation of the State of Delaware.

                  3. On April 30, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge Ogden Energy Channelview Holdings. Inc. into the Corporation:

                          RESOLVED that Ogden Energy Channelview Holdings, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Ogden Energy Channelview Holdings, Inc. be vested in and held end enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Energy Channelview Holdings, Inc. in its name.

                          RESOLVED that this Corporation shall assume all of the obligations of Ogden Energy Channelview Holdings, Inc.

                          RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary ads within the State of Delaware and within any other appropriate jurisdiction.

                          RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be upon filing.

Executed on July 3, 2001

                                       Covanta Power Equity Corporation



                                       By:  /s/ Jeffrey R. Horowitz
                                            -----------------------
                                            Jeffrey R. Horowitz, Secretary